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                                                                 EXHIBIT 10.13




                               W. R. GRACE & CO.
                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                                   AS AMENDED
                                    THROUGH
                               SEPTEMBER 28, 1996



              ________________________________________________



                          AS ADOPTED AND CONTINUED BY
                               W. R. GRACE & CO.,
                            A DELAWARE CORPORATION,
                          EFFECTIVE SEPTEMBER 28, l996
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            W. R. GRACE & CO. RETIREMENT PLAN FOR OUTSIDE DIRECTORS


                                  Introduction


            W. R. Grace & Co., a Connecticut corporation ("Grace Connecticut"), originally adopted the W. R. Grace & Co. Retirement Plan for Outside Directors (the "Plan"), effective July l, l985. The Plan constitutes an unfunded deferred compensation arrangement for the Eligible Persons described in the Plan.

            As a result of a corporate reorganization whereby Grace Connecticut became a subsidiary of W. R. Grace & Co., a New York corporation ("Grace New York") (and was renamed "W. R. Grace & Co.-Conn."), Grace Connecticut amended the Plan, effective May 25, l988, and Grace New York adopted and assumed the sponsorship of the Plan, as amended, as of such date, for the benefit of all Eligible Persons and Outside Directors described in the Plan who, on the immediately preceding date, were participants in the Plan (as maintained by Grace Connecticut) and all Outside Directors of Grace New York who on or after May 25, l988 become Eligible Persons under the terms of the Plan.

            Grace New York further amended the Plan effective as of January l, l992.

            As a result of a transaction occurring in September 1996, Grace Connecticut became a subsidiary of W. R. Grace & Co., a Delaware corporation ("Grace Delaware"). Effective September 28, 1996, Grace Delaware adopted and assumed the sponsorship of the Plan and amended the Plan as set forth herein.


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                                   Section l


Definitions

When used herein, the words and phrases defined hereinafter shall have the following meanings unless a different meaning is clearly required by the context of the Plan.

1.01        Board of Directors:

                      The Board of Directors of the Company.

1.02        Committee:

                      The Compensation, Employee Benefits and Stock Incentive Committee of the Board of Directors.

1.03        Company:

                      W. R. Grace & Co., a Delaware corporation. After May 25, 1988 and prior to September 28, 1996, the term "Company" meant W. R. Grace & Co., a New York corporation. Prior to May 25, l988, the term "Company" meant W. R. Grace & Co., a Connecticut corporation.

1.04        Director Emeritus:

                      A former Outside Director designated as such by the Board of Directors.


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1.05        Effective Date:

                      July l, 1985.

1.06        Eligible Person:

                      A person who is described in Section 2 as eligible to receive benefits under the Plan.

1.07        Outside Director:

                      A member of the Board of Directors who is neither an employee nor an officer of the Company or of any subsidiary or affiliate of the Company.

1.08        Plan:

                      W. R. Grace & Co. Retirement Plan for Outside Directors.

1.09        Retirement Date:

                      With respect to any Eligible Person on or after the Effective Date, the later of the following dates:

                      (i)       the date of his attainment of age 65; or

                      (ii) the date of his termination of service as an Outside Director, which shall not be later than the annual meeting date of the Board of Directors coincident with or next following
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                                the date of his attainment of age 72, unless
                                otherwise permitted by the Board of Directors.

1.10        Year of Board Service:

                      Each twelve (l2)-month period during which a person serves as an Outside Director (other than as a Director Emeritus), regardless of the number of Board of Directors meetings attended by such person in any such period. A Year of Board Service shall commence on the date on which an Outside Director is appointed or elected to the Board of Directors and shall thereafter commence on each successive anniversary of such date. For purposes of this Section l.l0, each such twelve (l2)-month period shall hereinafter be referred to as the "computation period." In the event that an Outside Director terminates his service on the Board of Directors and subsequently resumes such service pursuant to Section
                      2.03 or Section 3.03 after the expiration of the computation period in which his termination of service occurred, then the computation period for purposes of determining his Years of Board Service subsequent to such termination shall commence on the date on which he is re-appointed or re-elected to the Board of Directors and shall thereafter commence on each successive anniversary of such date.

                      Notwithstanding the foregoing, an Outside Director whose Years of Board Service as of his termination of service includes a period of service which is
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                less than twelve (l2) months in duration, shall receive credit for a full Year of Board Service in respect of such period.

1.11 Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

1.12 Any reference in the Plan to a "Section" shall refer to a Section of the Plan unless otherwise specified.


                                   Section 2


Eligibility and Vesting

2.01 Any person who (i) is an Outside Director on the Effective Date, or becomes an Outside Director after such date and (ii) completes at least five (5) Years of Board Service, shall be eligible to receive benefits under the Plan in accordance with Section 3 of the Plan.

2.02 An Outside Director must terminate his service on the Board of Directors after the completion of at least five (5) Years of Board Service in order to be eligible to receive benefits, if any, under the Plan. For purposes of this Section 2.02 and Section 3, an Outside Director shall not be considered to have terminated his service on the Board of Directors (i) for any period during which he serves as a Director Emeritus, (ii) as a result of his

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            resignation as a director of W. R. Grace & Co., a Connecticut corporation, on May 25, l988, if he is then a member of the Board of Directors, or (iii) as a result of his resignation as a director of W. R. Grace & Co., a New York corporation, in September l996, if he is then a member of the Board of Directors.

2.03 In the event that an Outside Director shall terminate his service on the Board of Directors prior to satisfying the five (5) year service requirement set forth above and shall subsequently resume active service as an Outside Director, his prior Years of Board Service shall be aggregated on the date of such resumption of active service for purposes of Section 2.01 and Section 3 of the Plan.

2.04 Notwithstanding anything herein to the contrary, an Outside Director who becomes employed by the Company or any subsidiary or affiliate of the Company at any time shall thereupon be considered as permanently ineligible to receive any benefits under this Plan.


                                   Section 3


Benefits

3.01 Subject to the provisions of this Section 3, and effective with respect to retirements or other terminations of service on the Board of Directors that occur on or after January l, l992, the quarterly retirement benefit payable
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            to an Eligible Person under the Plan shall be equal to $6,000.

3.02 Subject to the provisions of this Section 3, and effective with respect to retirements or other terminations of service on the Board of Directors that occur on or after January l, l992, the benefit described in Section 3.01 shall commence to be paid to an Eligible Person as of the first day of the calendar quarter coincident with or next following his Retirement Date (with actual payment to be made as soon as practicable thereafter), and shall continue to be paid in each successive calendar quarter until such Eligible Person has received the lesser of: (i) sixty (60) such quarterly payments; or (ii) a number of quarterly payments equal to the number of his Years of Board Service, multiplied by four (4). For purposes of this Section 3, the period during which an Eligible Person is entitled to receive the applicable number of quarterly benefit payments, as determined in accordance with the preceding sentence, shall hereinafter be referred to as the "term of payment."

3.03 Subject to the provisions of this Section 3, in the event that an Eligible Person who has terminated his service as an Outside Director shall become a Director Emeritus (i) prior to the date on which his benefits are to commence or (ii) while receiving benefits hereunder, the payment of his benefits shall be deferred or suspended, as the case may be, for the period during which he retains such status and shall commence or resume, as the case may be, as soon as practicable following his termination of service as
            a
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            Director Emeritus.  Upon such termination of service, such Eligible
            Person's term of payment shall be reduced by the period corresponding to the quarterly benefits previously paid to him, if any.

3.04 Subject to the provisions of this Section 3, in the event that an Eligible Person who has terminated his service as an Outside Director shall again become an Outside Director (i) prior to the date on which his benefits are to commence, or (ii) while receiving benefits hereunder, the payment of his benefits shall be deferred or suspended, as the case may be, for the period during which he continues to serve as an Outside Director, and shall commence or resume, as the case may be, as soon as practicable following his subsequent termination of service as an Outside Director. Upon such termination of service, such Eligible Person's term of payment shall be based on the aggregate of his Years of Board Service completed before and after his initial termination of service, and reduced by the period corresponding to the quarterly benefits previously paid to him, if any.

3.05 The continuation of benefit payments to an Eligible Person subsequent to his Retirement Date is expressly contingent upon his continued availability for consultation on Board of Directors matters when so requested by any member of such Board. The Board of Directors hereby reserves the right to suspend or permanently discontinue the payment of benefits to an Eligible Person otherwise entitled to receive quarterly benefit payments hereunder for any period during which such Board, in its discretion,
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            determines that any such Eligible Person's failure to render consulting services to the Board is not reasonable or justifiable under the facts and circumstances then prevailing. Any quarterly benefits which are not paid to an Eligible Person under the foregoing provisions of this Section 3.05 shall be forfeited and such Eligible Person's term of payment shall be reduced by the period corresponding to the quarterly benefits so forfeited.

3.06 In the event that an Eligible Person receiving benefits hereunder (including an Eligible Person whose benefit payments have been suspended pursuant to Section 3.03 or 3.04) shall die prior to the expiration of the term of payment described in Section 3.02 and such Eligible Person is survived by his spouse, then benefit payments shall continue to be paid to such spouse for the remainder of the term of payment. In the event that an Eligible Person shall die prior to his receipt of any benefit payments hereunder (including an Eligible Person whose benefit payments have been deferred pursuant to Section 3.03 or 3.04) and such Eligible Person is survived by his spouse, then benefit payments shall commence and shall continue to be paid to such spouse for the term of payment under the same terms and conditions as such payments would have been made had such Eligible Person terminated his service other than by reason of death. No benefits shall be payable under this Plan in the event of the death of an Outside Director who is not an Eligible Person, or in the event of the death of an Outside Director who is an Eligible Person but who is not survived by a spouse.
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3.07        Notwithstanding anything herein to the contrary, in the event that an Eligible Person has terminated his service on the Board of Directors as a result of a physical or mental disability which, in the opinion of the Board of Directors, has rendered such Eligible Person unable to perform his duties as an Outside Director, such Eligible Person shall commence receiving the quarterly benefit described in Section 3.0l as of the first day of the calendar quarter coincident with or next following his termination of service (with actual payment to be made as soon as practicable thereafter), and shall continue to receive such quarterly benefit payments until the earlier of: (i) the expiration of the term of payment; or (ii) the cessation of his disability and resumption of active service on the Board of Directors. In the event of such resumption of active service by such Eligible Person, upon his later termination of service, his term of payment shall be reduced by the period corresponding to quarterly benefits previously paid to him.

3.08 The benefits payable under the Plan shall be paid by the Company out of its general assets and shall not be funded in any manner.

                                   Section 4


Administration

4.01 The Plan shall be administered by the Committee (or its designee) in accordance with its terms and purposes. The
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            Committee (or its designee) shall determine the amount and manner of payment of the benefits under the Plan.

4.02 The decisions made and the actions taken by the Committee (and its designee) in the administration of the Plan shall be final and conclusive on all persons, and the Committee, its members, and its designees shall not be subject to liability with respect to the Plan.

4.03 The Committee shall have the sole responsibility for the administration of the Plan and shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising thereunder or in connection with the administration of the Plan, including the remedying of any omissions, inconsistency, or ambiguity, and its decision or action in respect thereof shall be conclusive and binding on all persons.

                                   Section 5


Amendment and Termination

5.01 The Board of Directors may amend or terminate the Plan with respect to future periods at any time for whatever reason it may deem appropriate. In the event of termination of the Plan, no person shall be entitled to accrue additional benefits under the Plan with respect to any period after the effective date of termination determined by the Board of Directors; provided, however, that any benefits under the Plan accrued prior to the
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            effective date of the termination determined by the Board of
            Directors shall not be reduced on account of such termination. Notwithstanding the foregoing, the provisions of Section 2.01 shall continue to be applicable (and satisfaction of the requirement of at least five (5) Years of Board Service shall be determined as of such effective date of termination of the Plan), unless the Board of Directors elects to waive such provisions in order to vest all Outside Directors in any such benefits provided under the Plan even if any such Outside Director has not completed at least five (5) Years of Board Service as of the effective date of Plan termination.

                                   Section 6


Miscellaneous

6.01 Nothing contained in the Plan shall be construed as conferring upon any Eligible Person the right to continue to serve as an Outside Director on the Board of Directors or as imposing a limitation of the right of the Company to terminate any Eligible Person's service on the Board of Directors at any time.

6.02        The Plan shall be governed by the laws of the State of New York.